                                                                    EXHIBIT 99.1

                             JOINT FILER INFORMATION

 Name:                               NNS Holding

 Address:                            c/o M&C Corporate Services,  PO Box 309GT,
                                     Ugland House, South Church Street,
                                     George Town, Grand Cayman, Cayman Islands

 Designated Filer:                   NNS Holding

 Issuer & Ticker Symbol:             Texas Industries, Inc. [TXI]

 Date of Event Requiring Statement:  July 17, 2007

 Name:                               Mr. Nassef Sawiris

 Address:                            c/o M&C Corporate Services,  PO Box 309GT,
                                     Ugland House, South Church Street,
                                     George Town, Grand Cayman, Cayman Islands

 Designated Filer:                   NNS Holding

 Issuer & Ticker Symbol:             Texas Industries, Inc. [TXI]

 Date of Event Requiring Statement:  July 17, 2007

 Name:                               Mr. Philip Norman

 Address:                            c/o M&C Corporate Services,  PO Box 309GT,
                                     Ugland House, South Church Street,
                                     George Town, Grand Cayman, Cayman Islands

 Designated Filer:                   NNS Holding

 Issuer & Ticker Symbol:             Texas Industries, Inc. [TXI]

 Date of Event Requiring Statement:  July 17, 2007

The shares of common stock of the Issuer reported on this Form 4 are directly held by NNS Holding. NNS Holding is an exempted company incorporated in the
Cayman Islands with limited liability. Its registered address is c/o M&C
Corporate Services,PO Box 309GT, Ugland House, South Church Street, George Town,
Grand Cayman, Cayman Islands.Its principal business is holding diversified industrial and financial investments, and in connection with this NNS Holding is, through one of its wholly owned subsidiaries, a principal shareholder of
Orascom Construction Industries Company. The entire share capital of NNS Holding is held by the NNS Jersey Trust, whose beneficiaries are principally Mr. Nassef
Sawiris and his descendants.

Mr. Nassef Sawiris is a director of NNS Holding and the settlor of the NNS
Jersey Trust. As a director of NNS Holding, he is charged with exploring investment opportunities appropriate for NNS Holding based on his investment expertise. In addition to a number of other directorships,Mr.Nassef Sawiris is
Chief Executive Officer of Orascom Construction Industries Company, a cement producer and construction contractor whose business address is Nile City South
Tower, 2005A Corniche El Nil, Cairo, Egypt 11221. Mr. Sawiris is a citizen of
Egypt.

Mr. Philip Norman is a director of NNS Holding. Mr. Norman is a partner of the
Ogier Group, a provider of legal and fiduciary services whose business address is Whiteley Chambers, Don Street, St Helier, Jersey, JE3 5HN, Channel Islands.
Mr. Norman is a British citizen.

By virtue of their directorships of NNS Holding, Mr. Nassef Sawiris and Mr.
Philip Norman have the power to vote and dispose of the shares held by NNS
Holding. Mr. Sawiris, along with his descendants, are the principal beneficiaries of the trust which owns the shares of NNS Holding. As the directors of NNS Holding, Mr. Nassef Sawiris and Mr. Philip Norman may be deemed to be the beneficial owner of such shares of common stock of the Issuer held by
NNS Holding (NNS Holding together with Mr. Nassef Sawiris and Mr.Philip Norman, the "Reporting Persons", each a "Reporting Person").

Each Reporting Person, other than NNS Holding, disclaims beneficial ownership of these securities, except to the extent of his or its pecuniary interest therein.
The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, the Reporting
Persons, other than NNS Holding, are the beneficial owners of all such equity securities covered by this statement.

Signature of Reporting Persons:         NNS Holding:

                                        By: /s/ NASSEF SAWIRIS
                                        ---------------------------------------
                                        Name:  Mr. Nassef Sawiris
                                        Title: Director of NNS Holding
                                        Date:  July 19, 2007

                                        Mr. Nassef Sawiris:
                                        /s/ NASSEF SAWIRIS
                                        ---------------------------------------
                                        Date: July 19, 2007

                                        Mr. Philip Norman
                                        /s/ PHILIP NORMAN
                                        ---------------------------------------
                                        Date: July 19, 2007